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EXHIBIT 11
LONE STAR INDUSTRIES, INC. AND CONSOLIDATED SUBSIDIARIES
Computation of Earnings Per Common Share (Unaudited)
(In Thousands Except Per Share Amounts)

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                              							Successor
                              								Company	             				Predecessor Company

                     							For the Three		For the Six	 |	For the Three		For the Three		For the Nine
                   				   			Months Ended Months Ended 	|	Months Ended	 Months Ended		 Months Ended
							                      September 30,September 30, |	  March 31,   September 30,  September 30,"
	                          						1994      		1994      	|	    1994		       1993		        1993

PER SHARE OF COMMON STOCK - PRIMARY			           							|
									                                              	|
Income(loss) before                                     |
 cumulative effect of                                   |
 change in accounting                                   |
 principles                     $13,441     $21,355     |	 $(23,118)    $11,480    $(30,382)
Less:  Provisions for preferred                         |
 dividends		                    					-	      	-        	|	    1,278       1,278        3,834
Income(loss) before cumulative                          |
 effect of change in accounting                         |
 principles							               13,441      21,355    	|	  (24,396)     10,202     (34,216)
  Cumulative effect of change                           |
  in accounting principles			  				-	          	-      	|     	-	          	-		         (782)
  Net interest expense                                  |
    reduction (1)				          			743 		      1,396    	|     	-          		-		          -
Net income(loss) applicable                             |
  to common stock							        $14,184     $22,751    	|	 $(24,396)    $10,202    $(34,998)
									                                              	|
Weighted average shares                                 |
 outstanding during period 				 	12,000      12,000    	|    	n/m		      16,644 	 	 16,644
  Options and warrants in                               |
    excess of 20% limit (1)							2,309  	    2,043    	|     	-	          	-		        -
Net weighted average shares                             |
  outstanding during period						14,309      14,043    	|    	n/m	(2)	   16,644   	16,644
Income(loss) per common share:			                							|
  Income(loss) before cumulative                        |
    effect of change in accounting                      |
    principles			                 $0.99       $1.62    	|    	n/m	        	$0.61    $(2.05)
  Cumulative effect of change                           |
    in accounting principles					 		-	         	-	      |	      -	            	-		   (0.05)
 					                                                  |
  Net income(loss)		              $0.99       $1.62     |    	n/m (2)      $0.61    $(2.10)
                                              										|
PER SHARE OF COMMON STOCK ASSUMING FULL DILUTION	 						|
				                                                 			|
Income(loss) before cumulative                          |
  effect of change in accounting                        |
  principles							              $13,441 		 $21,355    	|	  $(23,118)     $11,480   $(30,382)
  Plus: Net interest expense                            |
    reduction (1)             							689 		   1,246    	|      	-	           	-	       	-
  Less:  Provisions for preferred                       |
    dividends						                  	-	       	-      	|      	-		         1,266     		-
Income(loss) before cumulative                          |
  effect of change in accounting                        |
  principles							               14,130     22,601     |	   (23,118)      10,214    	(30,382)
  Cumulative effect of change in                        |
    accounting principles		     					-        		-	      |      	-	            	-		    (782)
Net income(loss)							          $14,130  		$22,601    	|  	$(23,118)    	$10,214     		$(31,164)
					                                              					|
					                                              					|
Common shares outstanding at                            |
  beginning of period							      12,000    12,000     	|    	n/m		        16,644     		16,644
Conversion of $13.50 preferred                          |
  shares outstanding				                          						|
  at beginning of period				      			-      		-        	|    	n/m	          	-	         	955
Conversion of $4.50 preferred shares outstanding						 	|
  at beginning of period		      					-	      	-	        |	    n/m	          	44 	        	45
Options and warrants in excess                          |
  of 20% limit  (1)							         2,309     2,043     	|     	-            		-		            -
					                                              					|
Fully diluted shares outstanding		14,309    14,043      |    	n/m	(2)	     16,688       17,644
                                              										|
Income(loss) per common share assuming full dilution 			|
  Income(loss) before cumulative                        |
    effect of changes in accounting                     |
    principles			                 $0.99      $1.61      |     n/m	           $0.61        $(1.73)
 Cumulative effect of changes in                        |
   accounting principles			      			-        		-       	|     	-	              	-		        (0.04)
  Net income(loss)			             $0.99      $1.61     	|    	n/m	(2)	       $0.61   			  $(1.77) (3)
					                                              					|





(1)	Due to the fact that the company's aggregate number of common stock
 equivalents is in excess of 20% of its outstanding common	stock, primary
 and fully diluted earnings per share has been calculated using the modifid treasury stock method for the three and six months ended
 September 30, 1994.
(2)	Earnings per share for the three months ended March 31, 1994 are not meaningful due to reorganization and revaluation entries and the issuance
 of	12 million shares of new common stock.  Earnings per share amounts for the Successor Company are not comparable to those of the Predecessor Company.
(3)	The computation of fully diluted earnings per share submitted herein for the nine months ended September 30, 1993, is in accordance with Regulation
	S-K Item 601(b)(11) although it is contrary to Paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.


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